Exhibit 99.1

News

KeyCorp 127 Public Square Cleveland, OH 44114

CONTACTS:	ANALYSTS	MEDIA
	Vernon L. Patterson	David Reavis
	216.689.0520	216.471.2886
	Vernon_Patterson@KeyBank.com	David_Reavis@KeyBank.com

Kelly L. Lammers
216.689.3133
Kelly_L_Lammers@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

FOR IMMEDIATE RELEASE

KEYCORP CONTINUES EARNINGS MOMENTUM,

REPORTS THIRD QUARTER 2011 AND YEAR-TO-DATE

NET INCOME OF $229 MILLION AND $656 MILLION

•	Net income from continuing operations of $229 million, or $.24 per common share, for the third quarter of 2011

•	Year-to-date net income from continuing operations of $656 million, or $.71 per common share

•	Net interest margin at 3.09% for the third quarter of 2011

•	Nonperforming loans declined to $788 million, or 1.64% of period-end loans, and nonperforming assets decreased to $914 million

•	Loan loss reserve at 2.35% of total period-end loans and 144% of nonperforming loans at September 30, 2011

•	Third quarter of 2011 net charge-offs of $109 million, or .90% of average loan balances

•	Tier 1 common equity and Tier 1 risk-based capital ratios estimated at 11.34% and 13.55%, respectively, at September 30, 2011

CLEVELAND, October 20, 2011 – KeyCorp (NYSE: KEY) today announced third quarter net income from continuing operations attributable to Key common shareholders of $229 million, or $.24 per common share. Key’s third quarter 2011 results compare to net income from continuing operations attributable to Key common shareholders of $163 million, or $.19 per common share, for the third quarter of 2010. The results for the third quarter of 2011 reflect an improvement in noninterest expense and lower credit costs from the same period one year ago. Third quarter 2011 net income attributable to Key common shareholders was $212 million compared to net income attributable to Key common shareholders of $178 million for the same quarter one year ago.

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

For the nine-month period ended September 30, 2011, net income from continuing operations attributable to Key common shareholders was $656 million, or $.71 per common share, compared to net income from continuing operations attributable to Key common shareholders of $121 million, or $.14 per common share, for the same period one year ago. Net income attributable to Key common shareholders for the nine-month period ended September 30, 2011, was $619 million compared to net income attributable to Key common shareholders of $111 million for the same period one year ago.

During the third quarter of 2011, the Company continued to benefit from improved asset quality. Nonperforming loans decreased by $584 million and nonperforming assets declined by $887 million from the year-ago quarter to $788 million and $914 million, respectively. Net charge-offs declined to $109 million, or .90% of average loan balances for the third quarter of 2011, compared to $357 million, or 2.69% of average loan balances for the same period one year ago.

Chairman and Chief Executive Officer Beth Mooney stated, “Our financial results demonstrate consistent positive momentum for Key as we continue executing our relationship strategy, improving credit quality and maintaining disciplined expense control. We are also pleased that our commercial, financial and agricultural loan portfolio grew for the second consecutive quarter. Our clients continue to benefit from our ability to work together across business lines to deliver value by combining local knowledge and service with specialized industry expertise and advisory capabilities.”

Mooney continued: “We look forward to continuing our support of small- and medium-sized businesses and have committed $5 billion in lending capital over the next three years to foster growth and expansion in this important segment.”

At September 30, 2011, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios were 11.34% and 13.55%, compared to 11.14% and 13.93%, respectively, at June 30, 2011.

The Company originated approximately $9.7 billion in new or renewed lending commitments to consumers and businesses during the quarter.

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

The following table shows Key’s continuing and discontinued operating results for the comparative quarters and for the nine-month periods ended September 30, 2011 and 2010.

Results of Operations

	Three months ended			Nine months ended
in millions, except per share amounts	9-30-11	6-30-11	9-30-10	9-30-11	9-30-10
Summary of operations
Income (loss) from continuing operations attributable to Key	$234	$249	$204	$757	$244
Income (loss) from discontinued operations, net of taxes (a)	(17)	(9)	15	(37)	(10)

Net income (loss) attributable to Key	$217	$240	$219	$720	$234

Income (loss) from continuing operations attributable to Key	$234	$249	$204	$757	$244
Less: Dividends on Series A Preferred Stock	5	6	6	17	17
Cash dividends on Series B Preferred Stock (b)	—	—	31	31	94
Amortization of discount on Series B Preferred Stock (b)	—	—	4	53	12

Income (loss) from continuing operations attributable to Key common shareholders	229	243	163	656	121
Income (loss) from discontinued operations, net of taxes (a)	(17)	(9)	15	(37)	(10)

Net income (loss) attributable to Key common shareholders	$212	$234	$178	$619	$111

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.24	$.26	$.19	$.71	$.14
Income (loss) from discontinued operations, net of taxes (a)	(.02)	(.01)	.02	(.04)	(.01)

Net income (loss) attributable to Key common shareholders (c)	$.22	$.25	$.20	$.67	$.13

(a)	In September 2009, management made the decision to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In April 2009, management made the decision to curtail the operations of Austin Capital Management, Ltd., an investment subsidiary that specializes in managing hedge fund investments for its institutional customer base. As a result of these decisions, Key has accounted for these businesses as discontinued operations. The loss from discontinued operations for the nine-month period ended September 30, 2011, was primarily attributable to fair value adjustments related to the education lending securitization trusts.
(b)	Nine months ended 9-30-11 includes a $49 million deemed dividend recorded in the first quarter of 2011 related to the repurchase of the $2.5 billion Fixed-Rate Perpetual Preferred Stock, Series B.
(c)	Earnings per share may not foot due to rounding.

SUMMARY OF CONTINUING OPERATIONS

Taxable-equivalent net interest income was $555 million for the third quarter of 2011, and the net interest margin was 3.09%. These results compare to taxable-equivalent net interest income of $647 million and a net interest margin of 3.35% for the third quarter of 2010. The decrease in net interest income is attributable to both a decline in earning assets and tighter spread between asset yields and funding costs.

Compared to the second quarter of 2011, taxable-equivalent net interest income decreased by $15 million, and the net interest margin declined 10 basis points. The decline in the net interest margin and net interest income reflects a higher level of lower yielding short-term investments. The unfavorable impact of the shift in asset mix was partially offset by rate reductions on deposits, maturities of higher rate certificates of deposit, and the impact of the redemptions on September 1, 2011, of certain capital securities.

Key’s noninterest income was $483 million for the third quarter of 2011, compared to $486 million for the year-ago quarter. Compared to the same period one year ago, investment banking and capital markets income decreased $17 million, operating lease income declined $11 million and corporate-owned life insurance income decreased $8 million due to a $12 million dividend recognized in the third quarter of 2010. Letter of credit and loan fees also decreased $6 million from one year ago. These declines were offset by increases of $16 million in net gains (losses) from principal investing (including results attributable to noncontrolling interests) and $24 million in other income, which included a $13 million gain associated with the redemption of certain capital securities.

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

The major components of Key’s noninterest income for the past five quarters are shown in the following table.

Noninterest Income – Major Components

in millions	3Q11	2Q11	1Q11	4Q10	3Q10
Trust and investment services income	$107	$113	$110	$108	$110
Service charges on deposit accounts	74	69	68	70	75
Operating lease income	30	32	35	42	41
Letter of credit and loan fees	55	47	55	51	61
Corporate-owned life insurance income	31	28	27	42	39
Electronic banking fees	33	33	30	31	30
Insurance income	13	14	15	12	15
Net gains (losses) from loan sales	18	11	19	29	18
Net gains (losses) from principal investing	34	17	35	(6)	18
Investment banking and capital markets income (loss)	25	42	43	63	42

Compared to the second quarter of 2011, noninterest income increased by $29 million. The increase was a result of higher net gains (losses) from principal investing (including results attributable to noncontrolling interests) of $17 million and other income of $15 million which included a $13 million gain associated with the redemption of certain capital securities. Also contributing to the improvement in noninterest income were increases of $8 million in letter of credit and loan fees, $7 million in net gains (losses) from loan sales and $5 million in service charges on deposit accounts. These increases were partially offset by decreases in investment banking and capital markets income of $17 million and trust and investment services income of $6 million.

Key’s noninterest expense was $692 million for the third quarter of 2011, compared to $736 million for the same period last year. The improvement in expense levels resulted from declines of $20 million in FDIC deposit insurance premiums, $17 million in operating lease expense, and $28 million in various other miscellaneous expenses. These decreases were partially offset by a $23 million increase in personnel expense, which included a $10 million increase to pension expense.

Compared to the second quarter of 2011, noninterest expense increased by $12 million, primarily as a result of an $11 million decrease in the credit for losses on lending-related commitments. Marketing expense also increased $6 million as Key continues to promote, support and advertise relationship-based products, services and capabilities. These increases were partially offset by decreases in various miscellaneous expenses.

ASSET QUALITY

Key’s provision for loan and lease losses was a charge of $10 million for the third quarter of 2011, compared to a charge of $94 million for the year-ago quarter and a credit of $8 million for the second quarter of 2011. Key’s allowance for loan and lease losses was $1.1 billion, or 2.35% of total period-end loans, at September 30, 2011, compared to 2.57% at June 30, 2011, and 3.81% at September 30, 2010.

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Selected asset quality statistics for Key for each of the past five quarters are presented in the following table.

Selected Asset Quality Statistics from Continuing Operations

dollars in millions	3Q11	2Q11	1Q11	4Q10	3Q10
Net loan charge-offs	$109	$134	$193	$256	$357
Net loan charge-offs to average loans	.90%	1.11%	1.59%	2.00%	2.69%
Allowance for loan and lease losses	$1,131	$1,230	$1,372	$1,604	$1,957
Allowance for credit losses (a)	1,187	1,287	1,441	1,677	2,056
Allowance for loan and lease losses to period-end loans	2.35%	2.57%	2.83%	3.20%	3.81%
Allowance for credit losses to period-end loans	2.46	2.69	2.97	3.35	4.00
Allowance for loan and lease losses to nonperforming loans	143.53	146.08	155.03	150.19	142.64
Allowance for credit losses to nonperforming loans	150.63	152.85	162.82	157.02	149.85
Nonperforming loans at period end	$788	$842	$885	$1,068	$1,372
Nonperforming assets at period end	914	950	1,089	1,338	1,801
Nonperforming loans to period-end portfolio loans	1.64%	1.76%	1.82%	2.13%	2.67%
Nonperforming assets to period-end portfolio loans plus
OREO and other nonperforming assets	1.89	1.98	2.23	2.66	3.48

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Net loan charge-offs for the quarter totaled $109 million, or .90% of average loans. These results compare to $357 million, or 2.69%, for the same period last year and $134 million, or 1.11%, for the previous quarter. Net loan charge-offs have declined for the last seven consecutive quarters. For the first time since the first quarter of 2008, the percentage of net loan charge-offs to average loans is less than one percent.

Key’s net loan charge-offs by loan type for each of the past five quarters are shown in the following table.

Net Loan Charge-offs from Continuing Operations

dollars in millions	3Q11	2Q11	1Q11	4Q10	3Q10
Commercial, financial and agricultural	$23	$36	$32	$80	$136
Real estate — commercial mortgage	25	12	43	52	46
Real estate — construction	8	24	30	28	76
Commercial lease financing	2	4	11	12	16
Total commercial loans	58	76	116	172	274
Home equity — Key Community Bank	18	27	24	26	35
Home equity — Other	8	10	14	13	13
Marine	11	4	19	17	12
Other	14	17	20	28	23
Total consumer loans	51	58	77	84	83

Total net loan charge-offs	$109	$134	$193	$256	$357
Net loan charge-offs to average loans from continuing operations	.90%	1.11%	1.59%	2.00%	2.69%
Net loan charge-offs from discontinued operations — education lending business	$31	$32	$35	$32	$22

Compared to the second quarter of 2011, net loan charge-offs in the commercial loan portfolio decreased by $18 million which was primarily attributable to a decline in the real estate – construction and commercial, financial and agricultural categories. As shown in the table on page 6, Key’s exit loan portfolio accounted for $27 million, or 24.8%, of Key’s total net loan charge-offs for the third quarter of 2011. Net charge-offs in the exit loan portfolio increased by $2 million from the second quarter of 2011, primarily driven by an increase in net charge-offs in the marine loan portfolio.

At September 30, 2011, Key’s nonperforming loans totaled $788 million and represented 1.64% of period-end portfolio loans, compared to 1.76% at June 30, 2011, and 2.67% at September 30, 2010. Nonperforming assets at September 30, 2011, totaled $914

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

million and represented 1.89% of portfolio loans and OREO and other nonperforming assets, compared to 1.98% at June 30, 2011, and 3.48% at September 30, 2010. The following table illustrates the trend in Key’s nonperforming assets by loan type over the past five quarters.

Nonperforming Assets from Continuing Operations

dollars in millions	3Q11	2Q11	1Q11	4Q10	3Q10
Commercial, financial and agricultural	$188	$213	$221	$242	$335
Real estate — commercial mortgage	237	230	245	255	362
Real estate — construction	93	131	146	241	333
Commercial lease financing	31	41	42	64	84
Total consumer loans	239	227	231	266	258

Total nonperforming loans	788	842	885	1,068	1,372
Nonperforming loans held for sale	42	42	86	106	230
OREO and other nonperforming assets	84	66	118	164	199

Total nonperforming assets	$914	$950	$1,089	$1,338	$1,801

Restructured loans — accruing and nonaccruing (a)	$277	$252	$242	$297	$360
Restructured loans included in nonperforming loans (a)	178	144	136	202	228
Nonperforming assets from discontinued operations — education lending business	22	21	22	40	38
Nonperforming loans to period-end portfolio loans	1.64%	1.76%	1.82%	2.13%	2.67%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.89	1.98	2.23	2.66	3.48

(a)	Restructured loans (i.e. troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Nonperforming assets continued to decrease during the third quarter of 2011, representing the eighth consecutive quarterly decline. As shown in the following table, Key’s exit loan portfolio accounted for $119 million, or 13.0%, of Key’s total nonperforming assets at September 30, 2011.

The following table shows the composition of Key’s exit loan portfolio at September 30, 2011, and June 30, 2011, the net charge-offs recorded on this portfolio for the second and third quarters of 2011, and the nonperforming status of these loans at September 30, 2011, and June 30, 2011.

Exit Loan Portfolio from Continuing Operations

	Balance Outstanding		Change 9-30-11 vs. 6-30-11	Net Loan Charge-offs		Balance on Nonperforming Status
in millions	9-30-11	6-30-11		3Q11	2Q11	9-30-11	6-30-11
Residential properties — homebuilder	$48	$62	$(14)	$4	$1	$28	$33
Marine and RV floor plan	92	122	(30)	3	1	38	31
Commercial lease financing (a)	1,728	1,826	(98)	—	7	9	19

Total commercial loans	1,868	2,010	(142)	7	9	75	83
Home equity — Other	565	595	(30)	8	10	12	11
Marine	1,871	1,989	(118)	11	4	32	32
RV and other consumer	131	142	(11)	1	2	—	—

Total consumer loans	2,567	2,726	(159)	20	16	44	43

Total exit loans in loan portfolio	$4,435	$4,736	$(301)	$27	$25	$119	$126

Discontinued operations — education lending business (not included in exit loans above) (b)	$5,984	$6,261	$(277)	$31	$32	$22	$21

(a)	Includes the business aviation, commercial vehicle, office products, construction and industrial leases, and Canadian lease financing portfolios; and all remaining balances related to lease in, lease out; sale in, sale out; service contract leases; and qualified technological equipment leases.
(b)	Includes loans in Key’s consolidated education loan securitization trusts.

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2011.

Capital Ratios

	9-30-11	6-30-11	3-31-11	12-31-10	9-30-10
Tier 1 common equity (a), (b)	11.34%	11.14%	10.74%	9.34%	8.61%
Tier 1 risk-based capital (a)	13.55	13.93	13.48	15.16	14.30
Total risk-based capital (a)	17.13	17.88	17.38	19.12	18.22
Tangible common equity to tangible assets (b)	9.82	9.67	9.16	8.19	8.00

(a)	9-30-11 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

As shown in the preceding table, at September 30, 2011, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.34% and 13.55%, respectively. In addition, the tangible common equity ratio was 9.82% at September 30, 2011.

Based upon current expectations and subject to Key’s regulators issuance of the final capital planning guidelines, the Company expects its capital planning process to include assessment of certain capital distributions, including potential dividend increases and share repurchases.

The changes in Key’s outstanding common shares over the past five quarters are summarized in the following table.

Summary of Changes in Common Shares Outstanding

in thousands	3Q11	2Q11	1Q11	4Q10	3Q10
Shares outstanding at beginning of period	953,822	953,926	880,608	880,328	880,515
Common shares issued	—	—	70,621	—	—
Shares reissued (returned) under employee benefit plans	(1,014)	(104)	2,697	280	(187)

Shares outstanding at end of period	952,808	953,822	953,926	880,608	880,328

During the first quarter of 2011, Key successfully completed a $625 million common equity offering and a $1 billion debt offering. The proceeds from the equity and debt offerings, along with other available funds, were used to repurchase the $2.5 billion of Fixed-Rate Perpetual Preferred Stock, Series B issued to the U.S. Treasury Department as a result of Key’s participation in the U.S. Treasury’s Capital Purchase Program.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. The specific lines of business that comprise each of the major business segments are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business segment and its respective lines of business, see the tables at the end of this release.

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Major Business Segments

	0000000000	0000000000	0000000000	0000000000	0000000000
				Percent change 3Q11 vs.
dollars in millions	3Q11	2Q11	3Q10	2Q11	3Q10
Revenue from continuing operations (TE)
Key Community Bank	$565	$559	$596	1.1%	(5.2)%
Key Corporate Bank	368	388	424	(5.2)	(13.2)
Other Segments	105	70	114	50.0	(7.9)

Total Segments	1,038	1,017	1,134	2.1	(8.5)
Reconciling Items	—	7	(1)	(100.0)	N/M

Total	$1,038	$1,024	$1,133	1.4%	(8.4)%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$58	$34	$53	70.6%	9.4%
Key Corporate Bank	122	163	134	(25.2)	(9.0)
Other Segments	55	43	17	27.9	223.5

Total Segments	235	240	204	(2.1)	15.2
Reconciling Items	(1)	9	—	(111.1)	N/M

Total	$234	$249	$204	(6.0)%	14.7%

TE = Taxable Equivalent, N/M = Not Meaningful

Key Community Bank

	0000000000	0000000000	0000000000	0000000000	0000000000
				Percent change 3Q11 vs.
dollars in millions	3Q11	2Q11	3Q10	2Q11	3Q10
Summary of operations
Net interest income (TE)	$371	$374	$403	(.8)%	(7.9)%
Noninterest income	194	185	193	4.9	.5

Total revenue (TE)	565	559	596	1.1	(5.2)
Provision (credit) for loan and lease losses	39	79	75	(50.6)	(48.0)
Noninterest expense	456	447	459	2.0	(.7)

Income (loss) before income taxes (TE)	70	33	62	112.1	12.9
Allocated income taxes and TE adjustments	12	(1)	9	N/M	33.3

Net income (loss) attributable to Key	$58	$34	$53	70.6%	9.4%

Average balances
Loans and leases	$26,270	$26,242	$26,772	.1%	(1.9)%
Total assets	29,681	29,688	30,009	—	(1.1)
Deposits	47,672	47,719	48,682	(.1)	(2.1)
Assets under management at period end	$17,195	$19,787	$17,816	(13.1)%	(3.5)%

TE = Taxable Equivalent, N/M = Not Meaningful

	0000000000	0000000000	0000000000	0000000000	0000000000
Additional Key Community Bank Data				Percent change 3Q11 vs.
dollars in millions	3Q11	2Q11	3Q10	2Q11	3Q10
Average deposit balances
NOW and money market deposit accounts	$21,967	$21,864	$20,123	.5%	9.2%
Savings deposits	1,971	1,976	1,872	(.3)	5.3
Certificates of deposit ($100,000 or more)	3,862	4,080	5,449	(5.3)	(29.1)
Other time deposits	6,928	7,315	9,597	(5.3)	(27.8)
Deposits in foreign office	336	411	368	(18.2)	(8.7)
Noninterest-bearing deposits	12,608	12,073	11,273	4.4	11.8

Total deposits	$47,672	$47,719	$48,682	(.1)%	(2.1)%

Home equity loans
Average balance	$9,388	$9,441	$9,709
Weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	53	53	52

Other data
Branches	1,063	1,048	1,029
Automated teller machines	1,584	1,564	1,522

Key Community Bank Summary of Operations

Key Community Bank recorded net income attributable to Key of $58 million for the third quarter of 2011, compared to net income attributable to Key of $53 million for the year-ago quarter. Decreases in the provision for loan and lease losses and noninterest expense were partially offset by lower net interest income in the third quarter of 2011.

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Taxable-equivalent net interest income declined by $32 million, or 8%, from the third quarter of 2010. Average earning assets decreased by $557 million, or 2%, from the year-ago quarter, reflecting reductions in the commercial and home equity loan portfolios. Average deposits declined by $1 billion, or 2%, as higher-costing certificates of deposit matured, partially offset by growth in noninterest-bearing deposits and NOW and money market deposit accounts.

Noninterest income increased by $1 million, or 1%, from the year-ago quarter, primarily due to higher income from electronic banking fees and letter of credit and loan fees. This was partially offset by lower insurance income.

The provision for loan and lease losses declined by $36 million, or 48%, compared to the third quarter of 2010 due to lower net charge-offs and nonperforming loans from the same period one year ago.

Noninterest expense declined by $3 million, or 1%, from the year-ago quarter. The decrease was driven by reductions in FDIC deposit insurance premiums of $18 million, partially offset by increases in personnel expense and real estate costs associated with investments in Key’s branch network.

Key Corporate Bank

				Percent change 3Q11 vs.
dollars in millions	3Q11	2Q11	3Q10	2Q11	3Q10
Summary of operations
Net interest income (TE)	$170	$173	$199	(1.7)%	(14.6)%
Noninterest income	198	215	225	(7.9)	(12.0)

Total revenue (TE)	368	388	424	(5.2)	(13.2)
Provision (credit) for loan and lease losses	(40)	(76)	(25)	N/M	N/M
Noninterest expense	216	206	237	4.9	(8.9)

Income (loss) before income taxes (TE)	192	258	212	(25.6)	(9.4)
Allocated income taxes and TE adjustments	70	94	79	(25.5)	(11.4)

Net income (loss)	122	164	133	(25.6)	(8.3)
Less: Net income (loss) attributable to noncontrolling interests	—	1	(1)	(100.0)	N/M

Net income (loss) attributable to Key	$122	$163	$134	(25.2)%	(9.0)%

Average balances
Loans and leases	$16,985	$17,168	$19,540	(1.1)%	(13.1)%
Loans held for sale	273	302	380	(9.6)	(28.2)
Total assets	21,168	21,467	23,772	(1.4)	(11.0)
Deposits	10,544	10,195	11,565	3.4	(8.8)

Assets under management at period end	$34,389	$39,466	$41,902	(12.9)%	(17.9)%

TE = Taxable Equivalent, N/M = Not Meaningful

Key Corporate Bank Summary of Operations

Key Corporate Bank recorded net income attributable to Key of $122 million for the third quarter of 2011, compared to net income attributable to Key of $134 million for the same period one year ago. This decline was driven by lower net interest income and investment banking and capital markets income. The decrease in revenues was partially offset by a significant decline in noninterest expense. The provision for loan and lease losses also decreased as net charge-offs significantly declined between periods.

Taxable-equivalent net interest income decreased by $29 million, or 15%, compared to the third quarter of 2010, due to lower average deposits and average earning assets. Average deposits declined by $1 billion, or 9%, from one year ago primarily as a result of the movement of $1.5 billion in escrow balances out of the Real Estate Capital line of business to a third party in the first quarter of 2011. Average earning assets decreased by $2.9 billion, or 13%, from the

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

year-ago quarter, while lower levels of nonperforming assets and better pricing helped to partially offset volume-related declines.

Noninterest income declined by $27 million, or 12%, from the third quarter of 2010. Contributing to the decline in noninterest income was the impact from a slowing merger and acquisition market and the third quarter volatility in the capital markets, which resulted in a decrease in investment banking and capital markets income of $18 million. In addition, letter of credit and loan fees and operating lease revenue both decreased $7 million from the year-ago quarter. These declines were partially offset by improvements in gains on leased equipment of $5 million and mortgage banking fees of $3 million.

The provision for loan and lease losses in the third quarter of 2011 was a credit of $40 million compared to a credit of $25 million for the same period one year ago. Key Corporate Bank continued to experience improved asset quality for the eighth quarter in a row.

Noninterest expense decreased by $21 million, or 9%, from the third quarter of 2010. Contributing to the improvement in expense levels were decreases in operating lease expense of $7 million, corporate support costs of $5 million, and various other miscellaneous expense items of $11 million. Personnel expense also declined $4 million as a result of lower investment banking and capital markets income. These improvements were partially offset by an increase in the provision for losses on lending-related commitments of $5 million.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit and various exit portfolios. Other Segments generated net income attributable to Key of $55 million for the third quarter of 2011, compared to net income attributable to Key of $17 million for the same period last year. These results were primarily attributable to a decrease in the provision for loan and lease losses of $34 million in the exit portfolio.

Line of Business Descriptions

Key Community Bank

Regional Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans. This line of business also provides small businesses with deposit, investment and credit products, and business advisory services.

Regional Banking also offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, trust, portfolio management, insurance, charitable giving and related needs.

Commercial Banking provides midsize businesses with products and services that include commercial lending, cash management, equipment leasing, investment and employee benefit programs, succession planning, access to capital markets, derivatives and foreign exchange.

Key Corporate Bank

Real Estate Capital and Corporate Banking Services consists of two business units, Real Estate Capital and Corporate Banking Services.

Real Estate Capital is a national business that provides construction and interim lending, permanent debt placements and servicing, equity and investment banking, and other commercial banking products and services to developers, brokers and owner-investors. This

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

unit deals primarily with nonowner-occupied properties (i.e., generally properties in which at least 50% of the debt service is provided by rental income from nonaffiliated third parties). Real Estate Capital emphasizes providing clients with finance solutions through access to the capital markets.

Corporate Banking Services provides cash management, interest rate derivatives, and foreign exchange products and services to clients served by both the Key Community Bank and Key Corporate Bank groups. Through its Public Sector and Financial Institutions businesses, Corporate Banking Services also provides a full array of commercial banking products and services to government and not-for-profit entities and community banks. A variety of cash management services are provided through the Global Treasury Management unit.

Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Institutional and Capital Markets and Commercial Banking) if those businesses are principally responsible for maintaining the relationship with the client.

Institutional and Capital Markets, through its KeyBanc Capital Markets unit, provides commercial lending, treasury management, investment banking, derivatives, foreign exchange, equity and debt underwriting and trading, and syndicated finance products and services to large corporations and middle-market companies.

Institutional and Capital Markets, through its Victory Capital Management unit, also manages or offers advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

Cleveland-based KeyCorp (NYSE: KEY) is one of the nation’s largest bank-based financial services companies, with assets of approximately $89 billion at September 30, 2011. Key companies provide investment management, retail and commercial banking, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. In 2010, KeyBank scored significantly higher than its four largest competitor banks in a customer satisfaction survey conducted by the American Customer Satisfaction Index and significantly better than bank industry scores across multiple dimensions, most notably Customer Loyalty. Key also has been recognized for excellence in numerous areas of the multi-channel customer banking experience, including Corporate Insight’s 2010 edition of Bank Monitor for online service. For more information about Key, visit https://www.key.com/.

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, October 20, 2011. An audio replay of the call will be available through October 27, 2011.

For up-to-date company information, media contacts and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, and June 30, 2011, which have been filed with the Securities and Exchange Commission and are available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

*****

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	9-30-11	6-30-11	9-30-10
Summary of operations
Net interest income (TE)	$555	$570	$647
Noninterest income	483	454	486
Total revenue (TE)	1,038	1,024	1,133
Provision (credit) for loan and lease losses	10	(8)	94
Noninterest expense	692	680	736
Income (loss) from continuing operations attributable to Key	234	249	204
Income (loss) from discontinued operations, net of taxes (b)	(17)	(9)	15
Net income (loss) attributable to Key	217	240	219

Income (loss) from continuing operations attributable to Key common shareholders	$229	$243	$163
Income (loss) from discontinued operations, net of taxes (b)	(17)	(9)	15
Net income (loss) attributable to Key common shareholders	212	234	178

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.24	$.26	$.19
Income (loss) from discontinued operations, net of taxes (b)	(.02)	(.01)	.02
Net income (loss) attributable to Key common shareholders	.22	.25	.20

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.24	.26	.19
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	(.02)	(.01)	.02
Net income (loss) attributable to Key common shareholders — assuming dilution	.22	.25	.20

Cash dividends paid	.03	.03	.01
Book value at period end	10.09	9.88	9.54
Tangible book value at period end	9.10	8.90	8.46
Market price at period end	5.93	8.33	7.96

Performance ratios
From continuing operations:
Return on average total assets	1.14%	1.23%	.93%
Return on average common equity	9.52	10.51	7.82
Net interest margin (TE)	3.09	3.19	3.35

From consolidated operations:
Return on average total assets	.98%	1.10%	.93%
Return on average common equity	8.82	10.12	8.54
Net interest margin (TE)	3.02	3.11	3.26
Loan to deposit (d)	85.71	86.10	91.80

Capital ratios at period end
Key shareholders’ equity to assets	11.09%	10.95%	11.84%
Tangible Key shareholders’ equity to tangible assets	10.15	10.00	10.93
Tangible common equity to tangible assets (a)	9.82	9.67	8.00
Tier 1 common equity (a), (c)	11.34	11.14	8.61
Tier 1 risk-based capital (c)	13.55	13.93	14.30
Total risk-based capital (c)	17.13	17.88	18.22
Leverage (c)	11.87	12.13	12.53

Asset quality — from continuing operations
Net loan charge-offs	$109	$134	$357
Net loan charge-offs to average loans	.90%	1.11%	2.69%
Allowance for loan and lease losses	$1,131	$1,230	$1,957
Allowance for credit losses	1,187	1,287	2,056
Allowance for loan and lease losses to period-end loans	2.35%	2.57%	3.81%
Allowance for credit losses to period-end loans	2.46	2.69	4.00
Allowance for loan and lease losses to nonperforming loans	143.53	146.08	142.64
Allowance for credit losses to nonperforming loans	150.63	152.85	149.85
Nonperforming loans at period end	$788	$842	$1,372
Nonperforming assets at period end	914	950	1,801
Nonperforming loans to period-end portfolio loans	1.64%	1.76%	2.67%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.89	1.98	3.48

Trust and brokerage assets
Assets under management	$51,584	$59,253	$59,718
Nonmanaged and brokerage assets	28,007	29,472	26,913

Other data
Average full-time equivalent employees	15,490	15,349	15,584
Branches	1,063	1,048	1,029

Taxable-equivalent adjustment	$6	$6	$7

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Nine months ended
	9-30-11	9-30-10
Summary of operations
Net interest income (TE)	$1,729	$1,902
Noninterest income	1,394	1,428

Total revenue (TE)	3,123	3,330
Provision (credit) for loan and lease losses	(38)	735
Noninterest expense	2,073	2,290
Income (loss) from continuing operations attributable to Key	757	244
Income (loss) from discontinued operations, net of taxes (b)	(37)	(10)
Net income (loss) attributable to Key	720	234

Income (loss) from continuing operations attributable to Key common shareholders	$656	$121
Income (loss) from discontinued operations, net of taxes (b)	(37)	(10)
Net income (loss) attributable to Key common shareholders	619	111

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.71	$.14
Income (loss) from discontinued operations, net of taxes (b)	(.04)	(.01)
Net income (loss) attributable to Key common shareholders	.67	.13

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.71	.14
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	(.04)	(.01)
Net income (loss) attributable to Key common shareholders — assuming dilution	.67	.13

Cash dividends paid	.07	.03

Performance ratios
From continuing operations:
Return on average total assets	1.23%	.37%
Return on average common equity	9.62	2.00
Net interest margin (TE)	3.18	3.24

From consolidated operations:
Return on average total assets	1.09%	.33%
Return on average common equity	9.08	1.84
Net interest margin (TE)	3.10	3.15

Asset quality — from continuing operations
Net loan charge-offs	$436	$1,314
Net loan charge-offs to average loans	1.20%	3.19%

Other data
Average full-time equivalent employees	15,381	15,673

Taxable-equivalent adjustment	$19	$20

(a)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)	In September 2009, management made the decision to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In April 2009, management made the decision to curtail the operations of Austin Capital Management, Ltd., an investment subsidiary that specializes in managing hedge fund investments for its institutional customer base. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(c)	9-30-11 ratio is estimated.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts) divided by period-end consolidated total deposits (excluding deposits in foreign office).

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

GAAP to Non-GAAP Reconciliations

(dollars in millions, except per share amounts)

The table below presents the computations of certain financial measures related to “tangible common equity,” “Tier 1 common equity” and “pre-provision net revenue.” The tangible common equity ratio has become a focus of some investors, and management believes that this ratio may assist investors in analyzing Key’s capital position absent the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and composition of capital, the calculation of which is prescribed in federal banking regulations. As a result of the Supervisory Capital Assessment Program, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 capital, known as Tier 1 common equity. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 capital less preferred stock, qualifying capital securities and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 capital, such a focus is consistent with existing capital adequacy guidelines and does not imply a new or ongoing capital standard. Because Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations, this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to provide investors the ability to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of provision for loan and lease losses facilitates the analysis of results by presenting them on a more comparable basis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, and to ensure that Key’s performance is properly reflected to facilitate period-to-period comparisons. Although these non-GAAP financial measures are frequently used by investors in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	9-30-11	6-30-11	9-30-10
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$9,901	$9,719	$11,134
Less: Intangible assets	935	936	956
Preferred Stock, Series B	—	—	2,442
Preferred Stock, Series A	291	291	291

Tangible common equity (non-GAAP)	$8,675	$8,492	$7,445

Total assets (GAAP)	$89,262	$88,782	$94,043
Less: Intangible assets	935	936	956

Tangible assets (non-GAAP)	$88,327	$87,846	$93,087

Tangible common equity to tangible assets ratio (non-GAAP)	9.82%	9.67%	8.00%

Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$9,901	$9,719	$11,134
Qualifying capital securities	1,376	1,791	1,791
Less: Goodwill	917	917	917
Accumulated other comprehensive income (loss) (a)	88	47	247
Other assets (b)	72	157	383

Total Tier 1 capital (regulatory)	10,200	10,389	11,378
Less: Qualifying capital securities	1,376	1,791	1,791
Preferred Stock, Series B	—	—	2,442
Preferred Stock, Series A	291	291	291

Total Tier 1 common equity (non-GAAP)	$8,533	$8,307	$6,854

Net risk-weighted assets (regulatory) (b), (c)	$75,271	$74,578	$79,572

Tier 1 common equity ratio (non-GAAP) (c)	11.34%	11.14%	8.61%

Pre-provision net revenue
Net interest income (GAAP)	$549	$564	$640
Plus: Taxable-equivalent adjustment	6	6	7
Noninterest income	483	454	486
Less: Noninterest expense	692	680	736

Pre-provision net revenue from continuing operations (non-GAAP)	$346	$344	$397

(a)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the December 31, 2006, adoption and subsequent application of the applicable accounting guidance for defined benefit and other postretirement plans.
(b)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed deferred tax assets of $75 million at June 30, 2011 and $277 million at September 30, 2010, disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at September 30, 2011.
(c)	9-30-11 amount is estimated.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Consolidated Balance Sheets

(dollars in millions)

	9-30-11	6-30-11	9-30-10
Assets
Loans	$48,195	$47,840	$51,354
Loans held for sale	479	381	637
Securities available for sale	17,612	18,680	21,241
Held-to-maturity securities	1,176	19	18
Trading account assets	729	769	1,155
Short-term investments	4,766	4,563	1,871
Other investments	1,210	1,195	1,405

Total earning assets	74,167	73,447	77,681
Allowance for loan and lease losses	(1,131)	(1,230)	(1,957)
Cash and due from banks	828	853	823
Premises and equipment	924	919	888
Operating lease assets	393	453	563
Goodwill	917	917	917
Other intangible assets	18	19	39
Corporate-owned life insurance	3,227	3,208	3,145
Derivative assets	940	900	1,258
Accrued income and other assets	2,946	2,968	3,936
Discontinued assets	6,033	6,328	6,750

Total assets	$89,262	$88,782	$94,043

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$27,548	$26,277	$26,350
Savings deposits	1,968	1,973	1,856
Certificates of deposit ($100,000 or more)	4,457	4,939	6,850
Other time deposits	6,695	7,167	9,014

Total interest-bearing deposits	40,668	40,356	44,070
Noninterest-bearing deposits	19,803	19,318	16,275
Deposits in foreign office — interest-bearing	561	736	1,073

Total deposits	61,032	60,410	61,418
Federal funds purchased and securities sold under repurchase agreements	1,728	1,668	2,793
Bank notes and other short-term borrowings	519	511	685
Derivative liabilities	1,141	991	1,330
Accrued expense and other liabilities	1,556	1,518	1,862
Long-term debt	10,717	10,997	11,443
Discontinued liabilities	2,651	2,950	3,124

Total liabilities	79,344	79,045	82,655

Equity
Preferred stock, Series A	291	291	291
Preferred stock, Series B	—	—	2,442
Common shares	1,017	1,017	946
Common stock warrant	—	—	87
Capital surplus	4,191	4,191	3,710
Retained earnings	6,079	5,926	5,287
Treasury stock, at cost	(1,820)	(1,815)	(1,914)
Accumulated other comprehensive income (loss)	143	109	285

Key shareholders’ equity	9,901	9,719	11,134
Noncontrolling interests	17	18	254

Total equity	9,918	9,737	11,388

Total liabilities and equity	$89,262	$88,782	$94,043

Common shares outstanding (000)	952,808	953,822	880,328

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Nine months ended
	9-30-11	6-30-11	9-30-10	9-30-11	9-30-10
Interest income
Loans	$543	$551	$649	$1,664	$2,036
Loans held for sale	3	3	4	10	13
Securities available for sale	140	149	170	455	474
Held-to-maturity securities	2	1	1	3	2
Trading account assets	5	9	8	21	29
Short-term investments	3	1	1	5	5
Other investments	9	12	11	33	38

Total interest income	705	726	844	2,191	2,597

Interest expense
Deposits	95	100	147	305	547
Federal funds purchased and securities sold under repurchase agreements	1	2	1	4	4
Bank notes and other short-term borrowings	3	3	4	9	11
Long-term debt	57	57	52	163	153

Total interest expense	156	162	204	481	715

Net interest income	549	564	640	1,710	1,882
Provision (credit) for loan and lease losses	10	(8)	94	(38)	735

Net interest income (expense) after provision for loan and lease losses	539	572	546	1,748	1,147

Noninterest income
Trust and investment services income	107	113	110	330	336
Service charges on deposit accounts	74	69	75	211	231
Operating lease income	30	32	41	97	131
Letter of credit and loan fees	55	47	61	157	143
Corporate-owned life insurance income	31	28	39	86	95
Net securities gains (losses) (a)	—	2	1	1	2
Electronic banking fees	33	33	30	96	86
Gains on leased equipment	7	5	4	16	14
Insurance income	13	14	15	42	52
Net gains (losses) from loan sales	18	11	18	48	47
Net gains (losses) from principal investing	34	17	18	86	72
Investment banking and capital markets income (loss)	25	42	42	110	82
Other income	56	41	32	114	137

Total noninterest income	483	454	486	1,394	1,428

Noninterest expense
Personnel	382	380	359	1,133	1,106
Net occupancy	65	62	70	192	200
Operating lease expense	23	25	40	76	114
Computer processing	40	42	46	124	140
Business services and professional fees	47	44	41	129	120
FDIC assessment	7	9	27	45	97
OREO expense, net	1	(3)	4	8	58
Equipment	26	26	24	78	74
Marketing	16	10	21	36	50
Provision (credit) for losses on lending-related commitments	(1)	(12)	(10)	(17)	(22)
Other expense	86	97	114	269	353

Total noninterest expense	692	680	736	2,073	2,290

Income (loss) from continuing operations before income taxes	330	346	296	1,069	285
Income taxes	95	94	85	300	14

Income (loss) from continuing operations	235	252	211	769	271
Income (loss) from discontinued operations, net of taxes	(17)	(9)	15	(37)	(10)

Net income (loss)	218	243	226	732	261
Less: Net income (loss) attributable to noncontrolling interests	1	3	7	12	27

Net income (loss) attributable to Key	$217	$240	$219	$720	$234

Income (loss) from continuing operations attributable to Key common shareholders	$229	$243	$163	$656	$121
Net income (loss) attributable to Key common shareholders	212	234	178	619	111

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.24	$.26	$.19	$.71	$.14
Income (loss) from discontinued operations, net of taxes	(.02)	(.01)	.02	(.04)	(.01)
Net income (loss) attributable to Key common shareholders	.22	.25	.20	.67	.13

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.24	$.26	$.19	$.71	$.14
Income (loss) from discontinued operations, net of taxes	(.02)	(.01)	.02	(.04)	(.01)
Net income (loss) attributable to Key common shareholders	.22	.25	.20	.67	.13

Cash dividends declared per common share	$.03	$.03	$.01	$.07	$.03

Weighted-average common shares outstanding (000)	948,702	947,565	874,433	926,298	874,495
Weighted-average common shares and potential common shares outstanding (000) (b)	950,686	952,133	874,433	930,449	874,495

(a)	For the three months ended September 30, 2011, June 30, 2011, and September 30, 2010, Key did not have any impairment losses related to securities.
(b)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Third Quarter 2011			Second Quarter 2011			Third Quarter 2010
	Average Balance	Interest (a)	Yield/ Rate (a)	Average Balance	Interest (a)	Yield/ Rate (a)	Average Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$17,381	$175	3.98%	$16,922	$174	4.13%	$16,948	$193	4.52%
Real estate — commercial mortgage	7,978	89	4.47	8,460	95	4.47	9,822	122	4.94
Real estate — construction	1,545	18	4.46	1,760	19	4.44	3,165	37	4.58
Commercial lease financing	6,045	72	4.80	6,094	75	4.93	6,587	87	5.25

Total commercial loans	32,949	354	4.27	33,236	363	4.38	36,522	439	4.77
Real estate — residential mortgage	1,853	25	5.23	1,818	24	5.33	1,843	26	5.59
Home equity:
Key Community Bank	9,388	97	4.12	9,441	97	4.13	9,709	102	4.19
Other	582	11	7.69	611	12	7.66	732	14	7.61

Total home equity loans	9,970	108	4.33	10,052	109	4.35	10,441	116	4.43
Consumer other — Key Community Bank	1,169	28	9.60	1,151	27	9.39	1,156	33	11.20
Consumer other:
Marine	1,928	30	6.29	2,051	32	6.20	2,423	38	6.25
Other	139	3	7.89	146	3	7.81	181	4	7.95

Total consumer other	2,067	33	6.40	2,197	35	6.31	2,604	42	6.37

Total consumer loans	15,059	194	5.14	15,218	195	5.13	16,044	217	5.37

Total loans	48,008	548	4.54	48,454	558	4.61	52,566	656	4.95
Loans held for sale	341	3	3.75	376	3	3.72	501	4	3.48
Securities available for sale (b), (e)	18,165	141	3.16	19,005	149	3.19	20,276	170	3.43
Held-to-maturity securities (b)	354	2	2.59	19	—	10.72	19	1	11.05
Trading account assets	869	5	2.45	893	9	3.96	1,074	8	3.03
Short-term investments	3,348	3	.25	1,913	1	.23	1,594	1	.23
Other investments (e)	1,190	9	2.94	1,328	12	3.24	1,426	11	3.00

Total earning assets	72,275	711	3.93	71,988	732	4.09	77,456	851	4.39
Allowance for loan and lease losses	(1,176)			(1,279)			(2,092)
Accrued income and other assets	10,360			10,677			11,363
Discontinued assets — education lending business	6,079			6,350			6,762

Total assets	$87,538			$87,736			$93,489

Liabilities
NOW and money market deposit accounts	$26,917	18	.26	$26,354	19	.29	$25,783	23	.35
Savings deposits	1,980	—	.06	1,981	1	.06	1,885	—	.06
Certificates of deposit ($100,000 or more) (f)	4,762	36	3.03	5,075	38	3.02	7,635	61	3.12
Other time deposits	6,942	40	2.28	7,330	42	2.31	9,648	63	2.59
Deposits in foreign office	675	1	.28	869	—	.34	958	—	.37

Total interest-bearing deposits	41,276	95	.91	41,609	100	.97	45,909	147	1.27
Federal funds purchased and securities sold under repurchase agreements	1,724	1	.28	2,089	2	.27	2,300	1	.31
Bank notes and other short-term borrowings	598	3	1.85	672	3	1.96	669	4	2.36
Long-term debt (f), (g)	7,777	57	3.14	7,576	57	3.26	7,308	52	3.08

Total interest-bearing liabilities	51,375	156	1.21	51,946	162	1.27	56,186	204	1.46

Noninterest-bearing deposits	17,624			16,932			15,949
Accrued expense and other liabilities	2,612			2,767			3,344
Discontinued liabilities — education lending business (d), (g)	6,079			6,350			6,762

Total liabilities	77,690			77,995			82,241

Equity
Key shareholders’ equity	9,831			9,561			10,999
Noncontrolling interests	17			180			249

Total equity	9,848			9,741			11,248

Total liabilities and equity	$87,538			$87,736			$93,489

Interest rate spread (TE)			2.72%			2.82%			2.93%

Net interest income (TE) and net interest margin (TE)		555	3.09%		570	3.19%		647	3.35%

TE adjustment (b)		6			6			7

Net interest income, GAAP basis		$549			$564			$640

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Nine months ended September 30, 2011			Nine months ended September 30, 2010
	Average Balance	Interest (a)	Yield/ Rate (a)	Average Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$16,875	$523	4.14%	$17,816	$624	4.68%
Real estate — commercial mortgage	8,554	288	4.51	10,200	374	4.90
Real estate — construction	1,777	57	4.28	3,820	123	4.29
Commercial lease financing	6,157	227	4.92	6,845	270	5.25

Total commercial loans	33,363	1,095	4.39	38,681	1,391	4.80
Real estate — residential mortgage	1,827	73	5.29	1,825	77	5.61
Home equity:
Key Community Bank	9,427	291	4.13	9,837	310	4.22
Other	613	35	7.65	773	44	7.59

Total home equity loans	10,040	326	4.35	10,610	354	4.46
Consumer other — Key Community Bank	1,159	83	9.62	1,154	102	11.80
Consumer other:
Marine	2,050	96	6.26	2,565	119	6.20
Other	147	9	7.87	195	12	7.84

Total consumer other	2,197	105	6.36	2,760	131	6.32

Total consumer loans	15,223	587	5.15	16,349	664	5.42

Total loans	48,586	1,682	4.63	55,030	2,055	4.99
Loans held for sale	369	10	3.66	470	13	3.75
Securities available for sale (b), (e)	19,432	456	3.18	17,972	475	3.58
Held-to-maturity securities (b)	132	3	3.37	21	2	10.17
Trading account assets	926	21	3.04	1,102	29	3.54
Short-term investments	2,413	5	.24	2,739	5	.25
Other investments (e)	1,292	33	3.18	1,456	38	3.15

Total earning assets	73,150	2,210	4.05	78,790	2,617	4.44
Allowance for loan and lease losses	(1,315)			(2,348)
Accrued income and other assets	10,534			11,316
Discontinued assets — education lending business	6,301			6,678

	$88,670			$94,436

Liabilities
NOW and money market deposit accounts	$26,758	56	.28	$25,262	70	.37
Savings deposits	1,956	1	.06	1,865	1	.06
Certificates of deposit ($100,000 or more) (f)	5,152	117	3.03	9,209	226	3.28
Other time deposits	7,414	129	2.33	11,179	248	2.97
Deposits in foreign office	860	2	.32	824	2	.34

Total interest-bearing deposits	42,140	305	.97	48,339	547	1.51
Federal funds purchased and securities
sold under repurchase agreements	2,060	4	.27	1,979	4	.32
Bank notes and other short-term borrowings	669	9	1.83	567	11	2.59
Long-term debt (f), (g)	7,385	163	3.17	7,105	153	3.11

Total interest-bearing liabilities	52,254	481	1.24	57,990	715	1.67

Noninterest-bearing deposits	17,016			15,524
Accrued expense and other liabilities	2,751			3,187
Discontinued liabilities — education lending business (d), (g)	6,301			6,678

	78,322			83,379

Equity
Key shareholders’ equity	10,197			10,798
Noncontrolling interests	151			259

Total equity	10,348			11,057

Total liabilities and equity	$88,670			$94,436

Interest rate spread (TE)			2.81%			2.77%

Net interest income (TE) and net interest margin (TE)		1,729	3.18%		1,902	3.24%

TE adjustment (b)		19			20

Net interest income, GAAP basis		$1,710			$1,882

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Noninterest Income

(in millions)

	Three months ended			Nine months ended
	9-30-11	6-30-11	9-30-10	9-30-11	9-30-10
Trust and investment services income (a)	$107	$113	$110	$330	$336
Service charges on deposit accounts	74	69	75	211	231
Operating lease income	30	32	41	97	131
Letter of credit and loan fees	55	47	61	157	143
Corporate-owned life insurance income	31	28	39	86	95
Net securities gains (losses)	—	2	1	1	2
Electronic banking fees	33	33	30	96	86
Gains on leased equipment	7	5	4	16	14
Insurance income	13	14	15	42	52
Net gains (losses) from loan sales	18	11	18	48	47
Net gains (losses) from principal investing	34	17	18	86	72
Investment banking and capital markets income (loss) (a)	25	42	42	110	82
Other income	56	41	32	114	137

Total noninterest income	$483	$454	$486	$1,394	$1,428

(a)	Additional detail provided in tables below.

Trust and Investment Services Income

(in millions)

	Three months ended			Nine months ended
	9-30-11	6-30-11	9-30-10	9-30-11	9-30-10
Brokerage commissions and fee income	$34	$33	$33	$99	$102
Personal asset management and custody fees	37	40	37	115	111
Institutional asset management and custody fees	36	40	40	116	123

Total trust and investment services income	$107	$113	$110	$330	$336

Investment Banking and Capital Markets Income (Loss)

(in millions)

	Three months ended			Nine months ended
	9-30-11	6-30-11	9-30-10	9-30-11	9-30-10
Investment banking income	$16	$25	$38	$67	$79
Income (loss) from other investments	6	10	2	18	6
Dealer trading and derivatives income (loss)	(8)	(3)	(10)	(7)	(34)
Foreign exchange income	11	10	12	32	31

Total investment banking and capital markets income (loss)	$25	$42	$42	$110	$82

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Noninterest Expense

(dollars in millions)

	Three months ended			Nine months ended
	9-30-11	6-30-11	9-30-10	9-30-11	9-30-10
Personnel (a)	$382	$380	$359	$1,133	$1,106
Net occupancy	65	62	70	192	200
Operating lease expense	23	25	40	76	114
Computer processing	40	42	46	124	140
Business services and professional fees	47	44	41	129	120
FDIC assessment	7	9	27	45	97
OREO expense, net	1	(3)	4	8	58
Equipment	26	26	24	78	74
Marketing	16	10	21	36	50
Provision (credit) for losses on lending-related commitments	(1)	(12)	(10)	(17)	(22)
Other expense	86	97	114	269	353

Total noninterest expense	$692	$680	$736	$2,073	$2,290

Average full-time equivalent employees (b)	15,490	15,349	15,584	15,381	15,673

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Nine months ended
	9-30-11	6-30-11	9-30-10	9-30-11	9-30-10
Salaries	$233	$228	$230	$685	$681
Incentive compensation	78	73	69	224	181
Employee benefits	54	58	45	174	190
Stock-based compensation	11	16	12	32	41
Severance	6	5	3	18	13

Total personnel expense	$382	$380	$359	$1,133	$1,106

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Loan Composition

(dollars in millions)

				Percent change 9-30-11 vs.
	9-30-11	6-30-11	9-30-10	6-30-11	9-30-10
Commercial, financial and agricultural	$17,848	$16,883	$16,451	5.7%	8.5%
Commercial real estate:
Commercial mortgage	7,958	8,069	9,673	(1.4)	(17.7)
Construction	1,456	1,631	2,731	(10.7)	(46.7)

Total commercial real estate loans	9,414	9,700	12,404	(2.9)	(24.1)
Commercial lease financing	5,957	6,105	6,583	(2.4)	(9.5)

Total commercial loans	33,219	32,688	35,438	1.6	(6.3)
Residential — prime loans:
Real estate — residential mortgage	1,875	1,838	1,853	2.0	1.2
Home equity:
Key Community Bank	9,347	9,431	9,655	(.9)	(3.2)
Other	565	595	707	(5.0)	(20.1)

Total home equity loans	9,912	10,026	10,362	(1.1)	(4.3)

Total residential — prime loans	11,787	11,864	12,215	(.6)	(3.5)
Consumer other — Key Community Bank	1,187	1,157	1,174	2.6	1.1
Consumer other:
Marine	1,871	1,989	2,355	(5.9)	(20.6)
Other	131	142	172	(7.7)	(23.8)

Total consumer — indirect loans	2,002	2,131	2,527	(6.1)	(20.8)

Total consumer loans	14,976	15,152	15,916	(1.2)	(5.9)

Total loans (a)	$48,195	$47,840	$51,354	.7%	(6.2)%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 9-30-11 vs.
	9-30-11	6-30-11	9-30-10	6-30-11	9-30-10
Commercial, financial and agricultural	$29	$80	$128	(63.8)%	(77.3)%
Real estate — commercial mortgage	325	198	327	64.1	(.6)
Real estate — construction	20	39	77	(48.7)	(74.0)
Commercial lease financing	26	6	13	333.3	100.0
Real estate — residential mortgage	79	58	92	36.2	(14.1)

Total loans held for sale (b)	$479	$381	$637	25.7%	(24.8)%

Summary of Changes in Loans Held for Sale

(dollars in millions)

	3Q11	2Q11	1Q11	4Q10	3Q10
Balance at beginning of period	$381	$426	$467	$637	$699
New originations	853	914	980	1,053	684
Transfers from held to maturity, net	23	16	32	—	202
Loan sales	(759)	(1,039)	(991)	(1,174)	(835)
Loan draws (payments), net	1	73	(62)	(49)	(49)
Transfers to OREO / valuation adjustments	(20)	(9)	—	—	(64)

Balance at end of period	$479	$381	$426	$467	$637

(a)	Excluded at September 30, 2011, June 30, 2011 and September 30, 2010, are loans in the amount of $6 billion, $6.3 billion, and $6.6 billion, respectively, related to the discontinued operations of the education lending business.
(b)	Excluded at September 30, 2010, are loans held for sale in the amount of $15 million related to the discontinued operations of the education lending business. There were no loans held for sale in the discontinued operations of the education lending business at September 30, 2011 and June 30, 2011.

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Summary of Loan and Lease Loss Experience from Continuing Operations

(dollars in millions)

	Three months ended			Nine months ended
	9-30-11	6-30-11	9-30-10	9-30-11	9-30-10
Average loans outstanding	$48,008	$48,454	$52,566	$48,586	$55,030

Allowance for loan and lease losses at beginning of period	$1,230	$1,372	$2,219	$1,604	$2,534
Loans charged off:
Commercial, financial and agricultural	31	51	170	124	461

Real estate — commercial mortgage	27	16	50	89	287
Real estate — construction	19	27	88	81	331

Total commercial real estate loans	46	43	138	170	618
Commercial lease financing	10	9	22	36	68

Total commercial loans	87	103	330	330	1,147
Real estate — residential mortgage	5	7	7	22	25
Home equity:
Key Community Bank	25	28	36	78	95
Other	9	11	14	35	49

Total home equity loans	34	39	50	113	144
Consumer other — Key Community Bank	11	11	15	34	48
Consumer other:
Marine	18	15	25	60	104
Other	2	2	3	7	11

Total consumer other	20	17	28	67	115

Total consumer loans	70	74	100	236	332

Total loans charged off	157	177	430	566	1,479
Recoveries:
Commercial, financial and agricultural	8	15	34	33	63

Real estate — commercial mortgage	2	4	4	9	9
Real estate — construction	11	3	12	19	23

Total commercial real estate loans	13	7	16	28	32
Commercial lease financing	8	5	6	19	17

Total commercial loans	29	27	56	80	112
Real estate — residential mortgage	1	1	1	3	2
Home equity:
Key Community Bank	7	1	1	9	5
Other	1	1	1	3	3

Total home equity loans	8	2	2	12	8
Consumer other — Key Community Bank	2	2	1	6	5
Consumer other:
Marine	7	11	13	26	35
Other	1	—	—	3	3

Total consumer other	8	11	13	29	38

Total consumer loans	19	16	17	50	53

Total recoveries	48	43	73	130	165

Net loan charge-offs	(109)	(134)	(357)	(436)	(1,314)
Provision (credit) for loan and lease losses	10	(8)	94	(38)	735
Foreign currency translation adjustment	—	—	1	1	2

Allowance for loan and lease losses at end of period	$1,131	$1,230	$1,957	$1,131	$1,957

Liability for credit losses on lending-related commitments at beginning of period	$57	$69	$109	$73	$121
Provision (credit) for losses on lending-related commitments	(1)	(12)	(10)	(17)	(22)

Liability for credit losses on lending-related commitments at end of period (a)	$56	$57	$99	$56	$99

Total allowance for credit losses at end of period	$1,187	$1,287	$2,056	$1,187	$2,056

Net loan charge-offs to average loans	.90%	1.11%	2.69%	1.20%	3.19%
Allowance for loan and lease losses to period-end loans	2.35	2.57	3.81	2.35	3.81
Allowance for credit losses to period-end loans	2.46	2.69	4.00	2.46	4.00
Allowance for loan and lease losses to nonperforming loans	143.53	146.08	142.64	143.53	142.64
Allowance for credit losses to nonperforming loans	150.63	152.85	149.85	150.63	149.85

Discontinued operations — education lending business:
Loans charged off	$34	$35	$26	$107	$95
Recoveries	3	3	4	9	6

Net loan charge-offs	$(31)	$(32)	$(22)	$(98)	$(89)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	9-30-11	6-30-11	3-31-11	12-31-10	9-30-10
Commercial, financial and agricultural	$188	$213	$221	$242	$335

Real estate — commercial mortgage	237	230	245	255	362
Real estate — construction	93	131	146	241	333

Total commercial real estate loans	330	361	391	496	695
Commercial lease financing	31	41	42	64	84

Total commercial loans	549	615	654	802	1,114
Real estate — residential mortgage	88	79	84	98	90
Home equity:
Key Community Bank	102	101	99	102	106
Other	12	11	13	18	16

Total home equity loans	114	112	112	120	122
Consumer other — Key Community Bank	4	3	3	4	3
Consumer other:
Marine	32	32	31	42	41
Other	1	1	1	2	2

Total consumer other	33	33	32	44	43

Total consumer loans	239	227	231	266	258

Total nonperforming loans	788	842	885	1,068	1,372
Nonperforming loans held for sale	42	42	86	106	230
OREO	63	52	97	129	163
Other nonperforming assets	21	14	21	35	36

Total nonperforming assets	$914	$950	$1,089	$1,338	$1,801

Accruing loans past due 90 days or more	$118	$118	$153	$239	$152
Accruing loans past due 30 through 89 days	478	465	474	476	662
Restructured loans — accruing and nonaccruing (a)	277	252	242	297	360
Restructured loans included in nonperforming loans (a)	178	144	136	202	228
Nonperforming assets from discontinued operations — education lending business	22	21	22	40	38
Nonperforming loans to period-end portfolio loans	1.64%	1.76%	1.82%	2.13%	2.67%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.89	1.98	2.23	2.66	3.48

(a)	Restructured loans (i.e. troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	3Q11	2Q11	1Q11	4Q10	3Q10
Balance at beginning of period	$842	$885	$1,068	$1,372	$1,703
Loans placed on nonaccrual status	292	410	335	544	691
Charge-offs	(157)	(177)	(232)	(343)	(430)
Loans sold	(16)	(11)	(74)	(162)	(92)
Payments	(125)	(156)	(114)	(250)	(200)
Transfers to OREO	(11)	(6)	(12)	(14)	(39)
Transfers to nonperforming loans held for sale	(24)	(15)	(39)	(41)	(163)
Transfers to other nonperforming assets	(3)	—	(2)	(3)	(7)
Loans returned to accrual status	(10)	(88)	(45)	(35)	(91)

Balance at end of period	$788	$842	$885	$1,068	$1,372

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	3Q11	2Q11	1Q11	4Q10	3Q10
Balance at beginning of period	$42	$86	$106	$230	$221
Transfers in	24	15	39	41	162
Net advances / (payments)	(5)	(13)	(20)	(26)	(35)
Loans sold	(5)	(37)	(38)	(139)	(50)
Transfers to OREO	(19)	(5)	—	—	(58)
Valuation adjustments	(1)	(4)	(1)	—	(6)
Loans returned to accrual status / other	6	—	—	—	(4)

Balance at end of period	$42	$42	$86	$106	$230

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	3Q11	2Q11	1Q11	4Q10	3Q10
Balance at beginning of period	$52	$97	$129	$163	$136
Properties acquired — nonperforming loans	30	11	12	14	97
Valuation adjustments	(3)	(7)	(11)	(9)	(7)
Properties sold	(16)	(49)	(33)	(39)	(63)

Balance at end of period	$63	$52	$97	$129	$163

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Line of Business Results

(dollars in millions)

Key Community Bank

						Percent change 3Q11 vs.
	3Q11	2Q11	1Q11	4Q10	3Q10	2Q11	3Q10
Summary of operations
Total revenue (TE)	$565	$559	$565	$597	$596	1.1%	(5.2)%
Provision (credit) for loan and lease losses	39	79	11	74	75	(50.6)	(48.0)
Noninterest expense	456	447	446	457	459	2.0	(.7)
Net income (loss) attributable to Key	58	34	81	58	53	70.6	9.4
Average loans and leases	26,270	26,242	26,312	26,436	26,772	.1	(1.9)
Average deposits	47,672	47,719	48,108	48,124	48,682	(.1)	(2.1)
Net loan charge-offs	60	79	76	115	129	(24.1)	(53.5)
Net loan charge-offs to average loans	.91%	1.21%	1.17%	1.73%	1.91%	N/A	N/A
Nonperforming assets at period end	$439	$455	$475	$497	$567	(3.5)	(22.6)
Return on average allocated equity	7.37%	4.28%	10.07%	6.83%	6.08%	N/A	N/A
Average full-time equivalent employees	8,641	8,504	8,378	8,291	8,303	1.6	4.1

Supplementary information (lines of business)
Regional Banking
Total revenue (TE)	$448	$449	$448	$470	$478	(.2)%	(6.3)%
Provision (credit) for loan and lease losses	48	63	17	77	105	(23.8)	(54.3)
Noninterest expense	407	398	400	413	417	2.3	(2.4)
Net income (loss) attributable to Key	10	6	33	4	(13)	66.7	N/M
Average loans and leases	17,407	17,495	17,597	17,810	18,072	(.5)	(3.7)
Average deposits	41,204	41,710	42,189	42,371	43,327	(1.2)	(4.9)
Net loan charge-offs	53	65	62	77	89	(18.5)	(40.4)
Net loan charge-offs to average loans	1.21%	1.49%	1.43%	1.72%	1.95%	N/A	N/A
Nonperforming assets at period end	$292	$302	$294	$326	$350	(3.3)	(16.6)
Return on average allocated equity	1.80%	1.08%	5.96%	.69%	(2.23)%	N/A	N/A
Average full-time equivalent employees	8,275	8,138	8,009	7,930	7,950	1.7	4.1

Commercial Banking
Total revenue (TE)	$117	$110	$117	$127	$118	6.4%	(.8)%
Provision (credit) for loan and lease losses	(9)	16	(6)	(3)	(30)	(156.3)	N/M
Noninterest expense	49	49	46	44	42	—	16.7
Net income (loss) attributable to Key	48	28	48	54	66	71.4	(27.3)
Average loans and leases	8,863	8,747	8,715	8,626	8,700	1.3	1.9
Average deposits	6,468	6,009	5,919	5,753	5,355	7.6	20.8
Net loan charge-offs	7	14	14	38	40	(50.0)	(82.5)
Net loan charge-offs to average loans	.31%	.64%	.65%	1.75%	1.82%	N/A	N/A
Nonperforming assets at period end	$147	$153	$181	$171	$217	(3.9)	(32.3)
Return on average allocated equity	20.59%	11.72%	19.20%	19.86%	22.75%	N/A	N/A
Average full-time equivalent employees	366	366	369	361	353	—	3.7

KeyCorp Reports Third Quarter 2011 Results

October 20, 2011

Line of Business Results (continued)

(dollars in millions)

Key Corporate Bank

						Percent change 3Q11 vs.
	3Q11	2Q11	1Q11	4Q10	3Q10	2Q11	3Q10
Summary of operations
Total revenue (TE)	$368	$388	$403	$434	$424	(5.2)%	(13.2)%
Provision (credit) for loan and lease losses	(40)	(76)	(21)	(263)	(25)	N/M	N/M
Noninterest expense	216	206	228	240	237	4.9	(8.9)
Net income (loss) attributable to Key	122	163	125	289	134	(25.2)	(9.0)
Average loans and leases	16,985	17,168	17,677	18,602	19,540	(1.1)	(13.1)
Average loans held for sale	273	302	275	253	380	(9.6)	(28.2)
Average deposits	10,544	10,195	11,282	12,766	11,565	3.4	(8.8)
Net loan charge-offs	22	29	75	61	122	(24.1)	(82.0)
Net loan charge-offs to average loans	.51%	.68%	1.72%	1.30%	2.48%	N/A	N/A
Nonperforming assets at period end	$326	$339	$427	$575	$886	(3.8)	(63.2)
Return on average allocated equity	22.54%	28.61%	19.82%	41.07%	17.73%	N/A	N/A
Average full-time equivalent employees	2,288	2,191	2,155	2,169	2,210	4.4	3.5

Supplementary information (lines of business)
Real Estate Capital and Corporate Banking Services
Total revenue (TE)	$144	$154	$165	$177	$169	(6.5)%	(14.8)%
Provision (credit) for loan and lease losses	(38)	(49)	9	(211)	22	N/M	(272.7)
Noninterest expense	65	49	69	83	87	32.7	(25.3)
Net income (loss) attributable to Key	74	96	56	192	38	(22.9)	94.7
Average loans and leases	7,088	7,713	8,583	9,381	10,306	(8.1)	(31.2)
Average loans held for sale	173	229	140	199	202	(24.5)	(14.4)
Average deposits	7,286	7,371	8,611	10,409	9,146	(1.2)	(20.3)
Net loan charge-offs	19	26	65	57	103	(26.9)	(81.6)
Net loan charge-offs to average loans	1.06%	1.35%	3.07%	2.41%	3.97%	N/A	N/A
Nonperforming assets at period end	$240	$245	$334	$442	$719	(2.0)	(66.6)
Return on average allocated equity	26.47%	31.36%	15.42%	46.14%	8.27%	N/A	N/A
Average full-time equivalent employees	942	902	882	889	895	4.4	5.3

Equipment Finance
Total revenue (TE)	$68	$63	$63	$66	$63	7.9%	7.9%
Provision (credit) for loan and lease losses	(8)	(30)	(26)	(16)	(12)	N/M	N/M
Noninterest expense	45	45	52	52	53	—	(15.1)
Net income (loss) attributable to Key	20	30	23	19	14	(33.3)	42.9
Average loans and leases	4,619	4,545	4,621	4,656	4,515	1.6	2.3
Average loans held for sale	7	—	4	—	2	N/M	250.0
Average deposits	11	12	6	2	5	(8.3)	120.0
Net loan charge-offs	(1)	2	10	7	25	(150.0)	(104.0)
Net loan charge-offs to average loans	(.09)%	.18%	.88%	.60%	2.20%	N/A	N/A
Nonperforming assets at period end	$31	$39	$44	$68	$86	(20.5)	(64.0)
Return on average allocated equity	25.76%	37.96%	28.53%	22.04%	16.58%	N/A	N/A
Average full-time equivalent employees	511	511	521	529	536	—	(4.7)

Institutional and Capital Markets
Total revenue (TE)	$156	$171	$175	$191	$192	(8.8)%	(18.8)%
Provision (credit) for loan and lease losses	6	3	(4)	(36)	(35)	100.0	N/M
Noninterest expense	106	112	107	105	97	(5.4)	9.3
Net income (loss) attributable to Key	28	37	46	78	82	(24.3)	(65.9)
Average loans and leases	5,278	4,910	4,473	4,565	4,719	7.5	11.8
Average loans held for sale	93	73	131	54	176	27.4	(47.2)
Average deposits	3,247	2,812	2,665	2,355	2,414	15.5	34.5
Net loan charge-offs	4	1	—	(3)	(6)	300.0	N/M
Net loan charge-offs to average loans	.30%	.08%	—	(.26)%	(.50)%	N/A	N/A
Nonperforming assets at period end	$55	$55	$49	$65	$81	—	(32.1)
Return on average allocated equity	15.22%	20.05%	24.61%	38.73%	38.68%	N/A	N/A
Average full-time equivalent employees	835	778	752	751	779	7.3	7.2

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful